EXHIBIT 4

SHAREHOLDER RECONCILIATION

BEFORE MERGER (ESI):                              BEFORE MERGER (MPI):           AFTER MERGER (MI):

SHAREHOLDER NAME                         SHARES   SHAREHOLDER NAME       SHARES  SHAREHOLDER NAME                         SHARES
----------------                         ------   ----------------       ------  ----------------                         ------
John H. Picken                           182766   Michael J. Troup          336  Capital Formation Trust                   50000
Harry Gelbard                            250000   Harold Faske              124  Harry Gelbard                            250000
Timothy Harvey                           337500   Robert Moody               19  Timothy Harvey                           337500
Lykle Kuipers                            260475   David Walbert             171  Lykle Kuipers                            260475
Jack Powell                              118969   Simray                    350  John P. Kelleter(MPI)                    250000
Michael Moinichen                        337500                             ---  John H. Picken                           462561
James T. Nordvik                          75000   total shares:            1000  Jack Powell                              492799
Wallace Norman                           337500                                  Michael Moinichen                        337500
Norman Olson                             337500                                  James T. Nordvik                          75000
David Paul                               337500                                  Wallace Norman                           337500
Performance Financial Services Corp.     297590                                  Norman Olson                             337500
Albert Peterson                             675                                  David Paul                               337500
Art Price                                   675                                  Performance Financial Services Corp.     297590
James Smerdon                               675                                  Albert Peterson                             675
James Thomas                             253125                                  Art Price                                   675
Robert Van Hoef                             675                                  James Smerdon                               675
Baldescu Victor                          250000                                  James Thomas                             253125
Mark Wiener                              250000                                  Michael J. Troup Trust(MPI)             2631639
Windsor Knight                             5625                                  Harold Faske(MPI)                        142592
Jon Yoder                                337500                                  Robert Moody(MPI)                         23765
                                         ------                                  David Walbert(MPI)                       202004
total shares:                           3971250                                  Robert Van Hoef                             675
                                                                                 Baldescu Victor                          250000
                                                                                 Mark Wiener                              250000
                                                                                 Windsor Knight                             2500
                                                                                 Jon Yoder                                337500
                                                                                                                          ------
                                                                                 total shares:                           7921750

Notes
The 3,971,250 ESI shares outstanding prior to the merger do not include 700,500 shares issued to two of the founders of ESI prior to the merger but not recorded until after the merger. These shares were included in the 3,950,500 shares issued pursuant to the merger and recapitalization described in Note 2 to the Notes to Financial Statements.

The shares outstanding after the merger do not include any shares for Simray, one of the shareholders of MPL See Note 6 to the Notes to Financial Statements for details.